                                                                       EXHIBIT 5

               OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP
                                505 PARK AVENUE
                            NEW YORK, NEW YORK 10022

                                               May 24, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

                Re:    NuCo2 Inc. Registration Statement on Form S-8
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Ladies and Gentlemen:

            We have acted as counsel to NuCo2 Inc., a Florida  corporation  (the
"Company"),  in connection  with the  preparation  and filing of a  Registration
Statement  on Form S-8,  dated the date hereof (the  "Registration  Statement"), filed with the Securities and Exchange  Commission.  The Registration  Statement
relates to an aggregate of 500,000  shares (the  "Shares") of common stock,  par value $.001 per share (the "Common Stock"),  of the Company.  The Shares will be issued and sold by the Company in accordance with certain employee benefit plans
(as defined in Rule 405 of Regulation C promulgated  under the Securities Act of
1933, as amended) (each a "Plan") of the Company.

            In our  capacity as counsel to the  Company,  we have  examined  the
Certificate  of  Incorporation  and By-Laws of the  Company,  each as amended to date,  the  Plans,  the  Registration  Statement  and such other  documents  and certificates  as we  have  deemed  appropriate  as the  basis  for  the  opinion
hereinafter  expressed.  In  making  such  examination,   we  have  assumed  the
genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of documents submitted to us as certified or photostatic copies.

            Based upon the  foregoing,  we are of the  opinion  that the Shares, when issued and paid for in accordance  with the terms and  conditions set forth in the  relevant  Plan,  will  be  duly  and  validly  issued,  fully  paid  and non-assessable.

            We are members of the Bar of the State of New York. In rendering our opinion  expressed  above,  we have relied solely on our review of the corporate statutes of Florida as reported in Corporation Statutes published by Aspen Law &
Business  as of the  date  hereof,  but not to the  extent  affected  by  other, noncorporate law.

            We hereby consent to the filing of this opinion as an exhibit to the
Registration  Statement  and to the  reference  to this firm  under the  caption
"Legal  Matters"  in the  prospectus  constituting  a part  of the  Registration
Statement.

                           Very truly yours,

                           /S/ OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP
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                           OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP